Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Exercise of Preferred Investment Options for $2.1 Million Gross Proceeds

DALLAS, Texas (January 12, 2026) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative wellness products, today announced that it has entered into definitive agreements for the immediate exercise of certain outstanding preferred investment options to purchase up to an aggregate of 808,595 shares originally issued in December 2020, January 2021, August 2022 and March 2023, having an exercise price of $9.00 per share, at a reduced exercise price of $2.575 per share. The shares of common stock issuable upon exercise of the preferred investment options are registered pursuant to effective registration statements on Form S-1 (Registration Nos. 333-262407 and 333-267637) and Form S-3 (Registration Nos. 333-252659 and 333-271082). The gross proceeds to the company from the exercise of the preferred investment options are expected to be approximately $2.1 million, prior to deducting placement agent fees and offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the preferred investment options for cash, Arcadia will issue new unregistered preferred investment options to purchase up to 1,617,190 shares of common stock. The new preferred investment options will have an exercise price of $2.325 per share, will be exercisable immediately and will expire thirty months after the effective date of the Resale Registration Statement (as defined below).

The offering is expected to close on or about January 12, 2026, subject to satisfaction of customary closing conditions. Arcadia intends to use the net proceeds from the offering for working capital and general corporate purposes.

The new preferred investment options described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the 1933 Act) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new preferred investment options (the Resale Registration Statement).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets, or future developments or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: the completion of the offering; the satisfaction of customary closing conditions related to the offering; and the anticipated use of proceeds from the offering. Forward-looking statements concerning anticipated future activities assume that the company has sufficient funding to continue its operations and planned activities, which may not be the case. Arcadia will require additional funding to continue to support its anticipated operations and planned activities. There are no assurances that required funding will be available at all or will be available in sufficient amounts. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause the company’s actual results to be materially different from the results anticipated by such forward-looking statements. Undue reliance should not be placed on any forward-looking statements. Risks and uncertainties relating to the company’s business and future prospects also include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission (SEC) from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, quarterly reports on Form 10-Q filed with the SEC, and other filings that the company makes with the SEC, all of which are available free of charge on the SEC’s web site at www.sec.gov. Any forward-looking statements speak only as of the date as of which they are made, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update forward-looking statements or to reflect events or circumstances arising after the date of this press release.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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